As filed with the Securities and Exchange Commission on July 13, 2016

Registration No. 333-210869

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0568219
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

Harry P. Weitzel, Esq.
1100 Louisiana Street, 10th Floor	1100 Louisiana Street, 10th Floor
Houston, Texas 77002	Houston, Texas 77002
713-381-6500	713-381-6500
(Address, Including Zip Code, and Telephone Number,	(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)	Including Area Code, of Agent for Service)

COPY TO:

David C. Buck

Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

713-220-4200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 is being filed for the purpose of filing Exhibit 5.1 to the Registration Statement (Commission File No. 333-210869). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$176,225
Legal fees and expenses	50,000
Accounting fees and expenses	35,000
Transfer agent fees and expenses	40,000
Printing and engraving expenses	40,000
Listing fees	50,000

Total	$391,225

ITEM 15.	Indemnification of Directors and Officers

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Enterprise Products Partners L.P.’s partnership agreement provides that Enterprise Products Partners L.P. will indemnify (i) Enterprise Products Holdings LLC, (ii) any departing general partner, (iii) any person who is or was an affiliate of Enterprise Products Holdings LLC or any departing general partner, (iv) any person who is or was a member, partner, officer director, employee, agent or trustee of Enterprise Products Holdings LLC or any departing general partner or any affiliate of Enterprise Products Holdings LLC or any departing general partner or (v) any person who is or was serving at the request of Enterprise Products Holdings LLC or any departing general partner or any affiliate of any such person, any affiliate of Enterprise Products Holdings LLC or any fiduciary or trustee of another person (each, an “Enterprise Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Enterprise Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Enterprise Indemnitee; provided that in each case the Enterprise Indemnitee acted in good faith and in a manner that such Enterprise Indemnitee reasonably believed to be in or not opposed to the best interests of Enterprise Products Partners L.P. and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create an assumption that the Enterprise Indemnitee acted in a manner contrary to that specified above. Any indemnification under these provisions will be only out of the assets of Enterprise Products Partners L.P., and Enterprise Products Holdings LLC shall not be personally liable for, or have any obligation to contribute or lend funds or assets to Enterprise Products Partners L.P. to enable it to effectuate, such indemnification. Enterprise Products Partners L.P. is authorized to purchase (or to reimburse Enterprise Products Holdings LLC or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with Enterprise Products Partners L.P.’s activities, regardless of whether Enterprise Products Partners L.P. would have the power to indemnify such person against such liabilities under the provisions described above.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Enterprise Products Holdings LLC provides for the indemnification of (i) present or former members of the Board of Directors of Enterprise Products Holdings LLC or any committee thereof, (ii) present or former officers, employees, partners, agents or trustees of Enterprise Products Holdings LLC or (iii) persons serving at the request of Enterprise Products Holdings LLC in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (ii) (each, a “General Partner Indemnitee”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as a General Partner Indemnitee; provided, that in each case the General Partner Indemnitee acted in good faith and in a manner which such General Partner Indemnitee believed to be in, or not opposed to, the best interests of Enterprise Products Holdings LLC and, with respect to any criminal proceeding, had no reasonable cause to believe such General Partner Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the General Partner Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to these provisions shall be made only out of the assets of Enterprise Products Holdings LLC. Enterprise Products Holdings LLC is authorized to purchase and maintain insurance, on behalf of the members of its Board of Directors, its officers and such other persons as the Board of Directors may determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the activities of Enterprise Products Holdings LLC, regardless of whether Enterprise Products Holdings LLC would have the power to indemnify such person against such liability under the provisions of its limited liability company agreement.

Enterprise Products Holdings LLC and its affiliates maintain liability insurance covering the officers and directors of Enterprise Products Holdings LLC against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them.

ITEM 16.	Exhibits

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

ITEM 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (1) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Enterprise Products Partners L.P.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 13, 2016.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings LLC, as
General Partner

By:	/S/ W. RANDALL FOWLER
W. Randall Fowler
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on July 13, 2016.

Signature	Title (of Enterprise Products Holdings LLC)

* Randa Duncan Williams	Director and Chairman of the Board

* Richard H. Bachmann	Director and Vice-Chairman of the Board

* A. James Teague	Director and Chief Executive Officer

/S/ W. RANDALL FOWLER W. Randall Fowler	Director and President

/S/ BRYAN F. BULAWA Bryan F. Bulawa	Senior Vice President and Chief Financial Officer

* Michael J. Knesek	Senior Vice President, Controller and Principal Accounting Officer

* Carin M. Barth	Director

* Dr. F. Christian Flach	Director

* James T. Hackett	Director

* Charles E. McMahen	Director

* William C. Montgomery	Director

* Richard S. Snell	Director

* By:	/S/ W. RANDALL FOWLER
W. Randall Fowler
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit

1.1*	Form of Underwriting Agreement for common unit offering.

2.1	Merger Agreement, dated as of December 15, 2003, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C. (incorporated by reference to Exhibit 2.1 to Form 8-K filed December 15, 2003).

2.2	Amendment No. 1 to Merger Agreement, dated as of August 31, 2004, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C. (incorporated by reference to Exhibit 2.1 to Form 8-K filed September 7, 2004).

2.3	Parent Company Agreement, dated as of December 15, 2003, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products GTM, LLC, El Paso Corporation, Sabine River Investors I, L.L.C., Sabine River Investors II, L.L.C., El Paso EPN Investments, L.L.C. and GulfTerra GP Holding Company (incorporated by reference to Exhibit 2.2 to Form 8-K filed December 15, 2003).

2.4	Amendment No. 1 to Parent Company Agreement, dated as of April 19, 2004, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products GTM, LLC, El Paso Corporation, Sabine River Investors I, L.L.C., Sabine River Investors II, L.L.C., El Paso EPN Investments, L.L.C. and GulfTerra GP Holding Company (incorporated by reference to Exhibit 2.1 to Form 8-K filed April 21, 2004).

2.5	Purchase and Sale Agreement (Gas Plants), dated as of December 15, 2003, by and between El Paso Corporation, El Paso Field Services Management, Inc., El Paso Transmission, L.L.C., El Paso Field Services Holding Company and Enterprise Products Operating L.P. (incorporated by reference to Exhibit 2.4 to Form 8-K filed December 15, 2003).

2.6	Agreement and Plan of Merger, dated as of June 28, 2009, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Sub B LLC, TEPPCO Partners, L.P. and Texas Eastern Products Pipeline Company, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed June 29, 2009).

2.7	Agreement and Plan of Merger, dated as of June 28, 2009, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Sub A LLC, TEPPCO Partners, L.P. and Texas Eastern Products Pipeline Company, LLC (incorporated by reference to Exhibit 2.2 to Form 8-K filed June 29, 2009).

2.8	Agreement and Plan of Merger, dated as of September 3, 2010, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise ETE LLC, Enterprise GP Holdings L.P. and EPE Holdings, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed September 7, 2010).

2.9	Agreement and Plan of Merger, dated as of September 3, 2010, by and among Enterprise Products GP, LLC, Enterprise GP Holdings L.P. and EPE Holdings, LLC (incorporated by reference to Exhibit 2.2 to Form 8-K filed September 7, 2010).

2.10	Contribution Agreement, dated as of September 30, 2010, by and between Enterprise Products Company and Enterprise Products Partners L.P. (incorporated by reference to Exhibit 2.1 to Form 8-K filed October 1, 2010).

2.11	Agreement and Plan of Merger, dated as of April 28, 2011, by and among Enterprise Products Partners L.P., Enterprise Products Holdings LLC, EPD MergerCo LLC, Duncan Energy Partners L.P. and DEP Holdings, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed April 29, 2011).

2.12	Contribution and Purchase Agreement, dated as of October 1, 2014, by and among Enterprise Products Partners L.P., Oiltanking Holding Americas, Inc. and OTB Holdco, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed October 1, 2014).

2.13	Agreement and Plan of Merger, dated as of November 11, 2014, by and among Enterprise Products Partners L.P., Enterprise Products Holdings LLC, EPOT MergerCo LLC, Oiltanking Partners, L.P. and OTLP GP, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed November 12, 2014).

4.1	Form of Common Unit certificate (filed as Exhibit A to Amendment No. 1 to Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. and incorporated by reference to Exhibit 3.1 to Form 8-K filed August 16, 2011).

4.2	Certificate of Limited Partnership of Enterprise Products Partners L.P. (incorporated by reference to Exhibit 3.6 to Form 10-Q filed November 9, 2007).

4.3	Certificate of Amendment to Certificate of Limited Partnership of Enterprise Products Partners L.P., filed on November 22, 2010 with the Delaware Secretary of State (incorporated by reference to Exhibit 3.6 to Form 8-K filed November 23, 2010).

4.4	Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated November 22, 2010 (incorporated by reference to Exhibit 3.2 to Form 8-K filed November 23, 2010).

4.5	Amendment No. 1 to Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated effective as of August 11, 2011 (incorporated by reference to Exhibit 3.1 to Form 8-K filed August 16, 2011).

4.6	Amendment No. 2 to Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated effective as of August 21, 2014 (incorporated by reference to Exhibit 3.1 to Form 8-K filed August 26, 2014).

4.7	Certificate of Formation of Enterprise Products Holdings LLC (formerly named EPE Holdings, LLC) (incorporated by reference to Exhibit 3.3 to Form S-1/A Registration Statement, Reg. No. 333-124320, filed by Enterprise GP Holdings L.P. on July 22, 2005).

4.8	Certificate of Amendment to Certificate of Formation of Enterprise Products Holdings LLC (formerly named EPE Holdings, LLC), filed on November 22, 2010 with the Delaware Secretary of State (incorporated by reference to Exhibit 3.5 to Form 8-K filed November 23, 2010).

4.9	Fifth Amended and Restated Limited Liability Company Agreement of Enterprise Products Holdings LLC dated effective as of September 7, 2011 (incorporated by reference to Exhibit 3.1 to Form 8-K filed September 8, 2011).

4.10	Registration Rights Agreement by and between Enterprise Products Partners L.P. and Oiltanking Holding Americas, Inc. dated as of October 1, 2014 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 1, 2014).

5.1	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

8.1#	Opinion of Andrews Kurth LLP as to tax matters.

23.1#	Consent of Deloitte & Touche LLP.

23.2##	Consent of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

24.1#	Power of Attorney for Enterprise Products Holdings LLC.

*	Enterprise Products Partners L.P. will file as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
#	Filed previously.
##	Filed herewith (in the case of the consent included in Exhibit 5.1) and previously (in the case of the consent included in Exhibit 8.1).